EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
AMCOL International Corporation:

We consent to incorporation by reference in the registration statements (Nos. 33-34109, 33-55540, 33-73350, 333-00581, 333-56017, 333-68664 and 333-110500) on
Form S-8 of AMCOL International Corporation of our report dated March __, 2006, with respect to the consolidated balance sheets of AMCOL International Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which report appears in the December 31, 2005 annual report on Form 10-K/A of AMCOL International Corporation.


                                                   /s/ KPMG LLP
                                                   -----------------------------
                                                   KPMG LLP

Chicago, Illinois
March 21, 2006